American General Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100345
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		7
(To Prospectus dated October 18, 2002 and Prospectus Supplement dated March 28, 2003)
The date of this Pricing Supplement is			June 2, 2003
Trade Date:	06/02/03		Issue Date:	06/05/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EAU8	1.50%	06/15/05	Semi-Annual	12/15/03	No	N/A
02639EAV6	2.375%	06/15/07	Monthly	07/15/03	No	N/A
02639EAW4	3.10%	06/15/09	Monthly	07/15/03	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
02639EAU8	$2,066,000	100%	0.40%	$2,057,736.00	$1.00	Yes	No	N/A
02639EAV6	$1,251,000	100%	0.75%	$1,241,617.50	$1.50	Yes	No	N/A
02639EAW4	$1,102,000	100%	1.20%	$1,088,776.00	$1.75	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.